EMPLOYMENT AGREEMENT

             THIS AGREEMENT made as of the 1st day of August, 2000,

                                    BETWEEN:

                              LAZYGROCER.COM CORP.
                                     ("LG")


                                    - and -

                                  PIERRE BOSSE
                                    ("Bosse")


WHEREAS LG has agreed to appoint and employ Bosse, and Bosse, has agreed to act, as the President and Chief Executive Officer of LG;

AND WHEREAS the parties wish to set out the terms of their Relationship in written form,

NOW THEREFORE in consideration of the mutual covenants and promises set forth below, LG and Bosse hereby agree that their relationship shall be governed by the following:

1. JOB DESCRIPTION -- Bosse shall provide services to LG as described in the job description, attached to this Agreement as SCHEDULE "A". The job description may be amended from time to time by the Board of Directors of LG (hereafter "the LG Board"), after full consultation with Bosse.

2. TERM -- This Agreement shall be deemed to have commenced on the 1st day of August, 2000, and shall continue until terminated by Bosse or by LG in accordance with this Agreement.

3.       COMPENSATION

         3.1 Effective February 1, 2000, LG shall pay a salary to Bosse for his services under this Agreement at a starting base salary of $40,000.00 (Cdn.) per annum, to be paid in equal installments over the course of the year.

         3.2 LG further agrees to increase this base salary payable to Bosse to $60,000 per annum, effective August 12, 2000. The increased salary shall accrue until such time as LG raises U.S $800,000 in equity financing, at which time the accrued amount shall be paid forthwith.

         3.3 The LG Board may review and re-calculate Bosse's salary on the anniversary date of Bosse's employment, taking into consideration, among other factors, cost of living, length of service, performance and overall financial position of LG.

EMPLOYMENT AGREEMENT

         3.4 Salary due to Bosse shall be paid in arrears on every second Friday, or the last working day before these dates, or such other regular pay day as may be agreed upon between LG and Bosse.

         3.5      Deductions and Contributions

                  (a) LG shall withhold from each salary payment the statutory deductions for Employment Insurance ("EI") and Canada Pension Plan ("CPP") premiums, and federal and provincial income tax and such other deductions as may be required by law from time to time.

                  (b) LG shall make the required employer contributions to EI and CPP premiums and such other payments required to be made by employers by law, on behalf of Bosse and shall remit these together with Bosse deductions to the Receiver General for Canada, as required.


         3.6      Additional Compensation

                  In addition to the above enumerated compensation, LG will issue to Bosse 500,000 non-transferable options pursuant to the Stock Option Plan of LazyGrocer.com, Inc, LG's parent company, each entailing the right to purchase one common share of LazyGrocer.com, Inc. and bearing an exercise price of $0.10 US (one tenth of one dollar US Funds) per share, with 20 vesting dates (for 25,000 shares each) over 20 successive fiscal year quarters. The first vesting date shall be October 31, 2000.

4.       BENEFITS

         Other than the remuneration stipulated herein, no other benefits will be paid or offered to Bosse by LG, although should LG commence to offer employee benefits, Bosse will be entitled to such benefits as any other officer is entitled to such benefits.


5.       PERFORMANCE AND SUPERVISION

         5.1 Bosse shall exercise the reasonable care, skill, and diligence in performing the services set out in this Agreement consistent with a senior executive of a similar company at a similar stage in its development as LG.

         5.2 Bosse shall perform the duties required of him by the LG Board and shall act in accordance with all reasonable, lawful directives given to him by the LG Board and shall report from time to time, as may be required, to the LG Board concerning his assigned tasks and activities, but no less often than every second regularly scheduled meeting of the LG Board.

         5.3 Bosse shall use his best efforts to promote the interests of LG, shall not disclose the business of LG, and shall not use for his own purposes or for the purposes of any other organization or individual any information he may acquire concerning the operation of LG.

         5.4 Bosse shall be provided with all necessary information regarding the policies and procedures of LG or as required by the LG Board and its operations required in the performance of the duties set out in this Agreement, as they are amended from time to time.


6.       CONFIDENTIALITY AND COPYRIGHT

         6.1 Bosse shall keep confidential any information obtained about any employee of LG obtained in the course of his employment, except with the express consent of the employee or in the case that the information is required for the functioning of LG, in which case, Bosse shall give the information only to the party that requires the information.

         6.2 Bosse shall use the discretion expected of a reasonable senior executive and director when releasing information about the business and affairs of LG in any matter where LG's interest may be harmed by the release of such information.

         6.3 Upon termination of employment, Bosse shall deliver to LG all documents, correspondence, plans, or other written material and any copies thereof, and other physical property which belongs to LG or is obtained during the performance of his duties under this Agreement.

         6.4 All written materials, plans, models, software, coding or other materials (the "Works") in which copyright or property rights can exist which are prepared by Bosse in the course of the performance of his duties under this Agreement shall be the sole property and copyright of LG, and Bosse hereby waives moral rights in said Works.


7.       EMPLOYEE'S RIGHTS

         7.1 There shall be no discrimination with respect to Bosse by reason of age, marital status, family status, membership in political parties, sex, sexual orientation, race, ancestry, place of origin, colour, ethnic origin, citizenship, creed, handicap (where the handicap does not prevent Bosse from performing the major duties of the position with reasonable accommodation on the part of LG), or educational background, or on any further ground as might be enumerated in the Ontario Human Rights Code.

         7.2 LG shall abide by all requirements placed on employers under the Occupational Health and Safety Act.


8.       DISCIPLINE

         The LG Board shall monitor the performance of Bosse under the terms of this agreement on a continuous and ongoing basis. The LG Board has the right to discipline Bosse for cause. Discipline shall be "progressive"; that is, normally discipline shall increase in severity if a form of unsatisfactory behavior is repeated or if a pattern of unsatisfactory behavior develops. Discipline shall be administered by the Chairman of the LG Board, upon the direction of the LG Board; such discipline may include suspension or discharge.


9.       NON COMPETITION AGREEMENT

         Bosse acknowledges and agrees that it is a condition of this Employment Contract that he enter in to a non-competition agreement in the form attached hereto as SCHEDULE "B".


10.      TERMINATION AND JOB SECURITY

         10.1     Subject  to  Section 8, LG,  through  proper  action by the LG
                  Board,   may  terminate  the  services  of  Bosse  under  this
                  Agreement, as follows:

                  a.       for cause, without notice or pay in lieu of notice;

                  b. because LG no longer wishes to maintain a position with substantially similar duties, or substantially alters the job description so that Bosse is not competent to perform the position as newly defined;

                  c.       without cause.

         10.2 If the discharge is for either of the reasons given in subparagraphs 10.1 b or 10.1 c above, LG shall pay Bosse 4 weeks' salary for every full year Bosse has been in the employ of LG thereafter, up to a maximum of 6 months' salary. The amount of compensation paid shall be reduced by the amount of notice given.

         10.3 Bosse may terminate this Agreement upon no less than 120 days' written notice to LG.

         10.4 In the event that Bosse terminates this agreement and does not thereafter remain as a director, officer, employee or consultant of LG, he shall forfeit any options not at the time of the termination vested under the terms of Section 3.6 and the option agreement referenced in that section.

         10.5 Should Bosse terminate this agreement and not thereafter remain as a director, officer, employee or consultant of LG,

                           (a) on a date which is less than 2 years after the date of this Agreement, Bosse shall be subject to all restrictions imposed on the continuing directors of LG under applicable securities law for 3 years beyond the effective date of his termination of this Agreement,

                           (b) on a date which is less than 3 years after the date of this Agreement, Bosse shall be subject to all restrictions imposed on the continuing directors of LG under applicable securities law for 2 years beyond the effective date of his termination of this Agreement and

                           (c) on a date which is less than 4 years after the date of this Agreement, Bosse shall be subject to all restrictions imposed on the continuing directors of LG under applicable securities law for 1 year beyond the effective date of his termination of this Agreement.

11.      HOURS OF WORK

         Bosse and LG acknowledge and agree that due to the nature of the duties and functions contemplated by this Agreement, Bosse shall not be required to perform a minimum and maximum number of hours of work. Bosse shall devote such amounts of time as are reasonably necessary in order to perform all duties and functions required of him pursuant to the terms and conditions of this Agreement.


12.      HOLIDAYS

         12.1 Bosse is entitled to a paid holiday at his regular rate of pay on each of the following public holidays:

                 o         New Year's Day
                 o         Good Friday
                 o         Victoria Day
                 o         Canada Day
                 o         Simcoe Day
                 o         Labour Day
                 o         Thanksgiving Day

                  o         Christmas Day
                  o         Boxing Day

         12.2 When a public holiday falls on a non-working day, Bosse may take a holiday on either the last working day before or the first working day after the holiday, as may be agreed upon between LG and Bosse.

         12.3 Where a public holiday falls during Bosse's vacation, the day shall be considered a paid holiday and shall not count as a vacation day.

13.      VACATION

         13.1 Subject to paragraph 13.2, Bosse is entitled to 4 weeks' paid vacation in the first and second year of employment. Vacation is subsequent years thereafter shall be agreed to by the LG Board and Bosse.

         13.2 No vacation benefits shall accrue to Bosse during an unpaid leave of absence, but vacation time shall accrue during an unpaid leave, in accordance with the Employment Standards Act.


14.      SICK LEAVE

         14.1 Subject to paragraph 14.2, Bosse is entitled to leave with pay in the event of ill health in the amount of 1 day for each 2 months of employment to a maximum of 6 days per year. Unused sick leave may accumulate to a maximum of 10 days. Sick leave may be used in advance at the LG Board's discretion and where sick leave is exhausted, unpaid sick leave may be granted at LG's discretion.

         14.2 The LG Board shall have the right to require medical evidence satisfactory to LG for the purpose of verification of absence due to sickness or disability or for the purpose of determining fitness or unfitness to work.


15.      MISCELLANEOUS LEAVE

         15.1 Personal Leave -- Personal leave without remuneration may be granted by the LG Board.


         15.2 Family Illness -- Where no one other than Bosse can provide care during the illness of an immediate family member or significant other, Bosse may use a maximum of 3 days' paid leave per occasion for this purpose, to a maximum of 6 days per calendar year.

         15.3 Pregnancy, Parental and Adoption Leave -- LG will grant Bosse unpaid leave for the purposes of parental or adoption leave in accordance with current provisions of the Employment Standards Act.

         15.4 Compassionate/Bereavement Leave -- Bosse is allowed up to 5 days paid leave per occasion in the case of death of an immediate family member or significant other. LG shall grant such further leave on an unpaid basis as Bosse shall require in the event of such a death.

         15.5 Jury Duty -- Bosse shall receive paid leave if called to jury duty or subpoenaed as a witness to a maximum of 3 weeks. Monies received as a result of jury duties or attendance as a witness, less actual expenses incurred, shall be paid to LG during the initial three week period, after which time such monies shall be retained by Bosse.

16. EXPENSES -- It is recognized by the parties that in this position, Bosse will incur significant expenses in the course of fulfilling his duties under this Agreement. Bosse is entitled to reimbursement for expenses reasonably incurred in the performance of work duties, on presentation of valid receipts or documentation, including, but not limited to:

                  a. automobile travel at the current Ontario Government rate;

                  b.       actual fares for public transit;

                  c. actual expenses for parking, taxi cab, train, bus or air travel; and

                  d. hotel expenses when Bosse is required for purposes of his employment to remain away from home overnight.

         The above shall not include the cost of daily travel to or from work, or parking while at work. However, LG shall make parking spaces available to Bosse at no cost to Bosse as space permits.


17.      PERSONNEL RECORDS

         17.1 A personnel file for Bosse shall be kept in the office of LG. The file shall contain the following:

                  (a) copies of all letters of agreement and contracts between LG or the LG Board and Bosse, and the attached schedules;

                  (b)      payroll information;

                  (c)      termination and other notices; and

                  (d)      any  other  information  respecting  employment   and
                           performance.

         17.2 Personnel records shall be kept for at least 24 months after the termination of Bosse's employment with LG.

         17.3 Bosse shall have a right of access to his personnel file at any time, in the presence of a representative of the LG Board or his designate. Bosse shall have the right to make copies of any of the contents, to add any documents and/or written comments to the file at any time and to see any evaluations or comments on his job performance as they are placed in the file.

         17.4 Access to personnel records shall be limited to the President, the LG Board (or its designate) and Bosse. It is also understood that those who have access to the file will use the information gained only in relation to matters relevant to the running of LG and/or providing letters of reference for Bosse.


18. ENTIRE AGREEMENT -- This Agreement and the Schedules referenced herein shall comprise the entire agreement and understanding between LG and Bosse with respect to the subject matter in this Agreement and supersedes any prior agreement, representation or understanding with respect thereto.

19.      PERSONNEL POLICIES

         The parties acknowledge that LG does not at the present time, have in place a personnel policy. Bosse acknowledges and agrees that should LG develop a personnel policy during the term of this agreement, it will form part of this Agreement.

20. AMENDMENT -- Except as expressly provided herein, the terms and conditions of this Agreement may be amended at any time only by the mutual written agreement of the parties to this Agreement.

21. GOVERNING LAW -- This Agreement shall be governed by the laws of the Province of Ontario and the laws ofCanada applicable hereto.

22. EMPLOYEE ACKNOWLEDGEMENT -- Bosse acknowledges that he has read and understands the terms of this Agreement and that LG has advised him that the foregoing substantially alters, removes, supplants and supersedes his common law rights. Bosse acknowledges that LG has advised him to seek independent legal advice prior to executing this Agreement.

IN WITNESS WHEREOF the corporate party has hereunto affixed its corporate seal, attested by the hands of its respective officers duly authorized in that behalf, and the individual party has set their hand and seal in the presence of the witness whose name is set opposite the signature of the party, on the day and year first written above.




                                NAME:

                                TITLE:
                                c/s

I have the authority to
bind the Corporation.

SCHEDULE "B", EMPLOYMENT AGREEMENT

                     )
SIGNED, SEALED  AND  DELIVERED  in
the presence of: ) ) )
                     )
Witness              )       PIERRE BOSSE

                                  SCHEDULE "A"

                                 JOB DESCRIPTION

The responsibilities of the Chief Executive Officer of the Corporation, are, subject to the control of the board of director, to generally supervise and control all of the business and affairs of the corporation, and to preside at all meetings of the shareholders, the board of directors, and all committees of the board of directors on which the CEO may serve. In addition, the CEO shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned by the board of directors, and as are incident to the offices of president and chief executive officer.

                                  SCHEDULE "B"

                            NON COMPETITION AGREEMENT


          Non-Competition Agreement made the 1st day of August, 2000.


                                    BETWEEN:

                              LAZYGROCER.COM CORP.
                                (The "Employer")


                                       and


                                  PIERRE BOSSE
                                    ("Bosse")



         WHEREAS the Employer or has entered into an Employment Agreement (the "Agreement") with Bosse;

         AND WHEREAS the entering into of this Non Competition Agreement is a condition of the Employment Agreement;

         NOW THEREFORE in consideration of the mutual covenants and promises contained herein and in the Employment Agreement it is agreed by and between the parties hereto as follows:


                                    ARTICLE 1
                                 INTERPRETATION

1.1 Definitions. In this Agreement, the following terms shall have the meanings set out below unless the context requires otherwise:

SCHEDULE "C", EMPLOYMENT AGREEMENT


                  (a) "affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person, and includes any Person in like relation to an affiliate. A Person is deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" has a corresponding meaning.

                  (b) "Agreement" means this Non Competition Agreement, including any schedules to this Agreements it or they may be amended from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.

                  (c)      "Employer", for purposes  of this agreement, may mean
                            LazyGrocer.com Corp. as a corporate entity, or as the context requires, the Board of Directors of LazyGrocer.com Corp. or its designate.

                  (d) "Information" means any information proprietary to the Employer concerning the Employer's business and affairs or the business and affairs of an affiliate, and without limitation includes business plans, business processes, inventions and documents relating to business plans, business processes and inventions, whether in writing, orally communicated or stored in electronic form.

                  (e) "Person" is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

                  (f) "Restriction Period" for purposes of this Agreement, means the period commencing on the date of this Agreement and ending three (3) years from the date of the termination of the Employment Agreement.

1.2 Article and Section Headings. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless the context requires otherwise, references in this Agreement to Sections or Schedules are to Sections or Schedules of this Agreement.

1.3 Number and Gender. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all enders.


                                    ARTICLE 2
                                NON-SOLICITATION


2.1 Non-Solicitation. Bosse will not, at any time during the Restriction Period, without the prior written consent of the Employer, directly or indirectly, either alone or in conjunction with any individual or firm, corporation, association or other entity, whether as principal, agent, covenantor, employee, creditor or in any other capacity whatsoever, engage or hire or attempt to solicit away from the Employer any employees of the Employer.


                                    ARTICLE 3
                                 NON COMPETITION

3.1 Non Competition and Restriction Period. For a period of 3 (three) years from the effective date of termination of the Employment Agreement, Bosse shall not:

         a. be directly or indirectly engaged in any company or firm which is a direct competitor to the Employer or its affiliates in any province in Canada where the Employer is carrying on business;

         b. be employed by any other similar business which may start up in Canada;

         c. intentionally act in any manner that is detrimental to the relations between the Employer and its customers, employees, dealers, affiliates or other persons; and

         d.       solicit any of the customers of the Employer or its affiliates
                  or  be   connected  with  any  person,   firm  or  corporation
                  soliciting or servicing any of the customers of the Employer.

3.2 Bosse acknowledges that by reason of employment with the Employer, he will develop a close working relationship with the Employer's customers, clients and affiliates, gain a knowledge of the Employer's methods of operation, and acquire and be exposed to Information or materials confidential to the Employer generally, all of which would cause irreparable harm and injury to the Employer if made available to a competitor or if used for competitive purposes.

3.3 Bosse acknowledges and agrees that the foregoing time and geographic limitations pursuant to this Agreement are reasonable and properly required for the adequate protection of the exclusive property and business of the Employer, and in the event that any such time or geographic limitation is found to be unreasonable by a court, then Bosse agrees to be bound to such reduced time or geographic limitation as said court deems to be reasonable.

3.4 Bosse acknowledges and agrees and understands that without prejudice to any and all remedies available to the Employer, an injunction is the only effective remedy for any breach of Bosse's covenants under this Section and that the Employer would suffer irreparable harm and injury in the event of any such breach and that monetary damages shall be inadequate to compensate the Employer for the breach. Accordingly, Bosse hereby agrees that the Employer may apply for and have injunctive relief, including an interim or interlocutory injunction, in any court of competent jurisdiction or threatened breach thereof. Bosse further agrees that the Employer may apply for and is entitled to said injunctive relief, without having to prove damages, and is entitled to all costs and expenses including reasonable legal fees. The terms and conditions regarding injunctive relief are more particularly described in Article Four herein.

3.5 Bosse understands and agrees that the restrictions and covenants imposed pursuant to the terms of this Agreement and the Employment Agreement constitute a material inducement to the Employer to enter into this Agreement and the Employment Agreement to employ Bosse, and that the Employer would not enter into the Employment Agreement absent such inducement. Bosse agrees that the restrictions and covenants contained in this Section shall be construed independently of any other provision of this Agreement, and the existence of any claim or cause of action by Bosse against the Employer, whether predicated under this Agreement or the Employment Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of the restrictions and covenants contained herein and in the Employment Agreement.



                                    ARTICLE 4
                                 CONFIDENTIALITY

4.1 Confidentiality. The parties acknowledge that Bosse has had, and may have, access to confidential information belonging to the Employer and its affiliates. In addition to the covenants contained in the Employment Agreement, Bosse therefore undertakes that he shall not neither during the term of this Agreement not at any time thereafter:

                  (a) disclose the private affairs or secrets of the Employer or its affiliates, including any Information to any third party other than with the consent of the Employer; and

                  (b) use for his own purposes or for any purposes other than those of the Employer or its affiliates any confidential information that he may have relating to the businesses of the Employer or its affiliates.

                                    ARTICLE 5
                                     GENERAL

5.1 Severability. Each provision of this Agreement shall constitute a separate and distinct covenant shall be severable from all other such separate and distinct covenants contained in this Agreement. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforce ability of such provision in any other jurisdiction.

5.2 Reasonableness of Restrictions. The Employer and Bosse agree that all restrictions in this Agreement are necessary and fundamental to the protection of the respective businesses of the parties and are reasonable and valid. All defenses to the strict enforcement of this Agreement against the parties or any of their Affiliates are hereby waived.

5.3 Successors and Assigns. This Agreement shall ensure to the benefit of, and be binding on each of the Employer and Bosse and their
respective  successors and  permitted assigns.   Neither  party  may  assign  or
transfer, whether absolutely, by way of security of otherwise, all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other.

5.4 Amendment. No amendment of this Agreement shall be effective unless made in writing and signed by both of the parties.

5.5 Waiver. A waiver of any default, breach or non-compliance under this Agreement shall not be effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied but any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by any other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party's rights under this agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature)

5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. Any action, suit or other legal proceeding commenced by any party hereto based upon, arising out of or otherwise with respect to this Agreement or the transactions contemplated hereby shall be commenced only in a court of the Province of Ontario.

5.7 Acknowledgement. Bosse acknowledges that he has read and understands the terms of this Agreement. Bosse acknowledges that the Employer has advised him to seek independent legal advice prior to executing this Non Competition Agreement.


IN WITNESS WHEREOF the corporate party has hereunto affixed its corporate seal, attested by the hands of its respective officers duly authorized in that behalf, and the individual party has set their hand and seal in the presence of the witness whose name is set opposite the signature of the party, on the day and year first written above.





                              NAME:

                              TITLE:

I have the authority to
bind the Corporation.

SIGNED,  SEALED  AND  DELIVERED  in
the presence of: ) ) )
                     )
Witness              )
                     )       PIERRE BOSSE





                               LAZYGROCER.COM INC.

                                OPTION AGREEMENT
                                  Common Shares

THIS AGREEMENT made as of the 1st day of August, 2000.

BETWEEN:

                              LAZYGROCER.COM INC.,
        a corporation incorporated under the laws of the State of Florida

                     (hereinafter called the "Corporation")

AND:
                                  Pierre Bosse,
                 of the City of Ottawa in the Country of Canada

                       (hereinafter called the "Grantee"),

WHEREAS:

Pursuant to a resolution dated whereby the Board has granted effective August 1, 2000 (the "Date of the Grant") to the Grantee, the Option to purchase the number of Shares of the Corporation hereinafter referred to based on the Fair Market Value thereof on the Date of the Grant.

            NOW THEREFORE in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto) and the covenants contained herein the parties hereto covenant and agree as follows:

1.       Definitions

         1.1 Unless the context otherwise specifies or requires, in this Agreement the following terms shall have the meanings specified in this paragraph:

(a) "Agreement" "hereto", "herein", "hereof", "hereunder" and similar expressions refer to this Option Agreement and not any particular paragraph or any particular portion of this agreement and includes all schedules attached to this agreement;

(b) "Board" means the board of directors of the Corporation as the same may be constituted from time to time;

(c) "Date of Grant" means for any Option, the date specified by the Board at the time it grants the Option;

(d) "Disability" means the permanent and total disability as determined under procedures established by the Board for the purposes of this Agreement;

(e) "Exercise Price" means the price per Share as determined herein from time to time;

(f) "Option" means a non-transferable option to purchase Shares granted pursuant to this Agreement;

(g) "Shares" means the common shares of the Corporation issued and outstanding from time to time.

         1.2 Capitalized terms not defined herein shall have the meaning prescribed in the LazyGrocer.com, Inc. 2000 Stock Option Plan, the terms of which are included herein by reference.

2.       Grant of Options

The Corporation hereby confirms the grant to the Grantee of an Option, which shall be treated as an ISO, to purchase from the Corporation up to 500,000 presently unissued Shares, at an Exercise Price of $0.10 per Share being the Fair Market Value thereof on the Date of the Grant and subject to the terms and conditions hereinafter set out.

3.       Expiry of Option

The term of the vested Options shall be from the date hereof and shall expire on the earlier of the following:

(a)      5 years following the Date of Grant;

(b) 30 days following the termination of employment without cause of the Grantee or termination of the Grantee's consulting contract by the Corporation or an Affiliate for any reason, other than a failure of the Grantee to fulfill the terms of the consulting contract, as applicable;

(c)      the period specified in a notice given pursuant to paragraph 7 hereof;

(d) 1 day prior to the termination of employment for cause of the Grantee or to the termination of the Grantee's contract by the Corporation or an Affiliate for failureof the Grantee to fulfil the terms of the consulting contract, as applicable; and

(e)      120 days following the Disability, retirement or death of the Grantee.

4.       Vesting

The Options will become immediately exercisable and vest in respect of any and all Shares not yet exercised upon the determination of the Board, in its sole discretion and on such terms and conditions as it deems appropriate.

5.       Exercise of Option

The Option shall be exercisable at any time from time to time during the term thereof with respect to all or any lesser number of the Shares referred to in
Section 2 that have vested in accordance with Section 4 by written notice given to the Corporation in the form attached hereto as Schedule "A" to this Agreement specifying the number of Shares in respect of which such Option is being so exercised at such time, accompanied by cash, certified cheque, bank draft, money order or such other means as may be specified by the Board in favour of the Corporation in payment in full for such Shares at the price per Share specified in Section 2, whereupon the purchase pursuant to the said Option of the Shares so specified shall be deemed for all purposes to have been completed and the said Option exercised to such extent.

The Option shall be exercisable only by the Grantee during her lifetime or by the legal personal representative or representatives of the Grantee.

The Grantee shall not be entitled to either transfer, assign, gift or transfer the Shares to any person whatsoever or to pledge, hypothecate or in any way encumber the Shares without the written consent of the Corporation.

6.       Alterations of Capital Stock

If at any time after:

(a)      a   reconstruction,   reorganization   or   recapitalization   of   the
         Corporation, or its consolidation, amalgamation or merger into or with another corporation; or

(b) a consolidation, subdivision or other change of the Shares then covered by the said Option, or the issue of further shares as a stock dividend;

(c) the Board shall determine that, in order to preserve as nearly as may be possible the original scope and intent of this agreement, the said Option should thereafter cover a different class and/or number of Shares and/or should be exercisable at a different Exercise Price per Share;

the Corporation shall give notice to the Grantee designating such new class, number and/or price, whereupon this Agreement shall, without further act or formality, be thereby amended accordingly, and any notice so given by the Corporation pursuant to a determination so made by its directors shall be final and binding for all purposes of this Agreement.

7.       Reorganization

Notwithstanding anything herein contained, in the event of a proposed reconstruction, reorganization or recapitalization of the Corporation, or its consolidation, amalgamation or merger into or with another corporation, the Corporation shall have the right to give written notice to any Grantee requiring such Grantee within the period specified in such notice (which in no event shall be shorter than 30 days following the giving of such notice) to exercise such Option with respect to all Shares covered thereby and not theretofore purchased by such Grantee. Upon such notice being given, such Grantee shall have the right to exercise such Option accordingly with such period and such option shall terminate at the expiry of such period with respect to all Shares covered thereby which shall not have been theretofore purchased thereunder.

8.       Notices

Any notice to be given pursuant to the provisions hereof shall be deemed to have been validly given if reduced to writing and either mailed by prepaid ordinary post or delivered to the party to whom the same is to be given at the following applicable address:

         the Corporation   LazyGrocer.com, Inc.
                           41 York Street, 3rd Floor
                           Ottawa, ON  K1N 5S7

         the Grantee or             ________________________________________
         the legal personal         ________________________________________
         representative or          ________________________________________
         representatives of         ________________________________________
         the Grantee                ________________________________________

or at such other address as the party to whom the same is given to be given shall have theretofore designated by notice given in the manner specified in this section; and any such notice shall be deemed to have been given on the day of delivery thereof or on the day following the day of mailing thereof in Canada or the United States, as the case may be.

9.       Further Assurances

The parties hereto shall do all further acts and things and execute all further documents reasonably required in the circumstances to effect the provisions and intent of this Agreement.

Applicable Law

This Agreement and the provisions hereof shall be governed and construed according to the laws of the State of New York.



10.      Assignment

This Agreement is not assignable by the Grantee or the legal personal representative or representatives of the Grantee.

11.      Entire Agreement

This Agreement together with the Schedule attached hereto constitutes the entire Agreement between the parties and supersedes all prior and contemporaneous agreements, understandings and discussions, whether oral or written, and there are no other warranties, agreements or representations between the parties except as expressly set forth herein.

12.      Agreement Binding

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective personal representative, executors, administrators, successors and assigns.

13.      Waivers

No amendment, waiver or termination of this Agreement will be binding unless executed in writing by the parties to be bound hereby. No waiver of any provision of this agreement will be deemed or will constitute a waiver of any other provision, nor will any such waiver constitute a continuing waiver unless expressly provided.

14.      Counterparts

This Agreement may be executed in several counterparts, each of which together shall constitute one and the same instrument. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the agreement bearing original signature forthwith upon demand.

         IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first set forth above.

                            LAZYGROCER.COM, INC.


                            Per:
                                ------------------------------------
                            Title:
                                -----------------------------------



Witness to Grantee's Signature               Grantee

                                  SCHEDULE "A"
                              OPTION EXERCISE FORM


              TO EXECUTE THIS OPTION, COMPLETE AND RETURN THIS FORM

            The undersigned Grantee (or the Grantee's legal representative(s) permitted by the Option Agreement) hereby irrevocably elects to exercise this Option for the number of Shares of LazyGrocer.com, Inc. as set forth below:

(a)  Number of shares to be acquired:
                                                   --------------------
(b)  Option exercise price per share:             $
                                                   --------------------
(c)  Aggregate purchase price [(a) times (b)]:    $
                                                   --------------------

and hereby tenders a certified cheque for such aggregate purchase price, directing such Shares to be registered and a certificate therefore to be issued as directed below.

     DATED this    day of      , 20.


WITNESS TO EXECUTION     )
                         )
                         )
                         )     [NAME OF GRANTEE]
                         )
                         )
                             -------------------------
                         )     [SIGNATURE OF GRANTEE]

Direction as to Registration:


[Name of Registered Holder]


[Address of Registered Holder]